                                                                       EXHIBIT 4


                                STOCKHOLDERS AGREEMENT

    AGREEMENT, dated as of December 18, 1997 by and between Arizona Acquisition Corp., a Delaware corporation ("Merger Subsidiary"), and the other parties signatory hereto (each, a "Stockholder"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated the date hereof (as such agreement may be amended from time to time, the "Merger Agreement").

    WHEREAS, concurrently herewith, Merger Subsidiary and IPC Information Systems, Inc., a Delaware corporation (the "Company"), are entering into a Merger Agreement, pursuant to which Merger Subsidiary will be merged with and into the Company (the "Merger"), whereby each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into either (A) the right to retain at the election of the holder thereof and subject to the terms of the Merger Agreement, common stock, par value $.01 per share, of the Company or (B) the right to receive cash, other than (i) shares of Company Common Stock owned, directly or indirectly, by the Company or any Subsidiary of the Company or by Merger Subsidiary and (ii) Dissenting Shares.

    WHEREAS, as a condition to Merger Subsidiary's entering into the Merger Agreement, Merger Subsidiary requires that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement with Merger Subsidiary.

    NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

    Section 1. Certain Definitions. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

    "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

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    "Amended and Restated Labor Pooling Agreements" has the meaning ascribed thereto in Section 5(e) of this Agreement.

    "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

    "Business" means (i) the design, manufacture, sale, distribution and/or maintenance of voice and/or data communications products, including, but not limited to, turret or dealerboard systems used within the financial services, energy, transportation or emergency services industries, Private Branch Exchange
(PBX) and/or key telephone systems, voice recording systems and video teleconferencing products; (ii) the furnishing of communications cabling or voice or data communications products, including the design and/or installation of local and wide area networks or the provision of maintenance services for said communications cabling or products; (iii) the design, furnishing, installation and/or maintenance of low voltage cabling systems (such as would not require an electrical license for the installation thereof); and (iv) the provision of long distance telecommunications network services.

    "Company" has the meaning ascribed thereto in the recitals of this Agreement.

    "Company Common Stock" has the meaning ascribed thereto in the recitals of this Agreement.

    "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

    "Existing Shares" has the meaning ascribed thereto in Section 2(a)(i).

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "KEC-NY"  means Kleinknecht Electric Company, Inc., a New York corporation.

    "KEC-NJ" means Kleinknecht Electric Company, Inc., a New Jersey corporation.

    "Kleinknechts" means Richard Kleinknecht and Peter Kleinknecht.


                                         -2-
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    "Merger" has the meaning ascribed thereto in the recitals of this
Agreement.

    "Merger Subsidiary" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

    "Permitted Transferee" means in the case of any Stockholder, (a) a spouse or lineal descendent (including by adoption and stepchildren), heir, executor, testamentary trustee or legatee of such Stockholder or (b) any trust or estate the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the Persons described in clause (a) above.

    "Person" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

    "Rollover Stockholder" means Richard Kleinknecht.

    "Shares" means the Existing Shares, together with any shares of Company Common Stock acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise; provided, however, that in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

    "Stockholder" has the meaning ascribed thereto in the introductory paragraph to this Agreement.

    "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

    "Termination Date" has the meaning ascribed thereto in Section 12 of this Agreement.

    "Trustee" has the meaning ascribed thereto in Section 2(a)(i) of this Agreement.

    Section 2.     Representations and Warranties of Stockholders.   Each
Stockholder hereby, severally and not jointly, represents and warrants to Merger Subsidiary as follows:

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     (a)  (i)   Such Stockholder is either (A) the record holder or
     beneficial owner of the number of, or (B) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee"), shares of Company Common Stock as is set forth opposite such Stockholder's name on Schedule I hereto (the "Existing
     Shares").

         (ii) On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the outstanding shares of Company Common Stock owned of record or beneficially by such Stockholder. Such Stockholder does not have record or beneficial ownership of any Shares not set forth on
     Schedule I hereto.

         (iii) Such Stockholder has sole power of disposition with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I and sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

         (iv) Such Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder and will have sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

    (b) Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefore may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification. All necessary consents of


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any beneficiary of or holder of interest in any trust of which a Stockholder is
Trustee to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been obtained. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

     (c) Except for filings under the HSR Act, if applicable, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other agreements or organizational documents applicable to such Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

     (d) Except for the shares of Company Common Stock owned by the Kleinknechts identified in Schedule II hereto (the "Pledged Shares"), such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in his or her capacity as such.

     (f) Such Stockholder understands and acknowledges that Merger Subsidiary is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement with Merger Subsidiary.

    Section 3.     Representations and Warranties of Merger Subsidiary.
Merger Subsidiary hereby represents and warrants to each Stockholder as follows:

         (a) Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

         (b) Merger Subsidiary has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action other than shareholder approval which shall be effected prior to the Effective Time. This Agreement has been duly executed and delivered by Merger Subsidiary, and (assuming due authorization, execution and delivery by the Stockholders) constitutes a valid and binding obligation of Merger Subsidiary, enforceable against it in accordance with its terms, except as limited by
    (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

         (c) Except for the filing of a pre-merger notification and report form under the HSR Act, the execution and delivery of this Agreement do not, and the consummation by Merger Subsidiary of the transactions contemplated by this Agreement and compliance by Merger Subsidiary with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Merger Subsidiary under, (i) any charter or by-laws of Merger Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Merger Subsidiary or its properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Merger Subsidiary or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to Merger Subsidiary in connection with the execution and delivery of this Agreement by Merger Subsidiary or the consummation by Merger Subsidiary of any of the transactions contemplated by this Agreement.


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    Section 4.     Agreement to Vote; Proxy

         (a) Each Stockholder hereby, severally and not jointly, agrees that, until the Termination Date (as defined in Section 12), at any meeting of the Company Stockholders, however called, or in connection with any written consent of the Company Stockholders, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder
    (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; (iii) in favor of the incentive stock option plan referred to in Section 5(l) of the Merger Agreement; and (iv) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement or any such actions identified in writing by Merger Subsidiary in advance): (A) any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in the majority of the board of directors of the Company; (D) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (E) any other material change in the Company's corporate structure or business; or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement. Such Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i), (ii) or
    (iii) of the preceding sentence.

         (b) EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, MERGER SUBSIDIARY AND ANY DESIGNEE OF MERGER SUBSIDIARY, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS SET FORTH IN SECTION 4.1 ABOVE. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SHARES.


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


    Section 5.     Certain Covenants of Stockholders.   Except in accordance
with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

         (a) Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Merger Subsidiary or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in Section 5(j) of the Merger Agreement), provided, however, that the foregoing shall not restrict a Stockholder who is also a director of the Company from taking any actions in such Stockholder's capacity as a director. If any Stockholder in its capacity as such receives any such inquiry or proposal, then such Stockholder shall promptly inform Merger Subsidiary of the material terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         (b) Prior to the Termination Date, no Stockholder shall, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Stockholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement;
    (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

         (c) Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have. Each Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

         (d) Subject to the terms and provisions of the Merger Agreement, in connection with the Merger, the Rollover Stockholder hereby agrees to elect to retain an aggregate of 380,952 shares of Surviving Corporation Common Stock upon conversion

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


     of, and with respect to, 380,952 of such Rollover Stockholder's Shares (the "Rollover Shares") unless otherwise agreed with Merger Subsidiary.

         (e) The Kleinknechts shall cause (i) KEC-NY to enter into the Amended and Restated Labor Pooling Agreement between KEC-NY and the Company, substantially in the form of Exhibit A-1 attached hereto, and (ii) KEC-NJ to enter into the Amended and Restated Labor Pooling Agreement between KEC-NJ and the Company, substantially in the form of Exhibit A-2 attached hereto (collectively, the "Amended and Restated Labor Pooling Agreements").

         (f) Richard Kleinknecht shall enter into the Investors Agreement among the Company, Cable Systems Holding LLC, Cable Systems International Inc. and certain other parties named therein.

         (g) Unless, in connection therewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred to one or more Stockholders and remain subject in all respects to the terms of this Agreement, or other Permitted Transferees who upon receipt of such Shares become signatories to this Agreement, the Stockholders who are Trustees shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Effective Time and
    (ii) the Termination Date.

         (h) The Rollover Stockholder shall take all actions necessary to cause any Rollover Shares that constitute Pledged Shares, prior to the Effective Time, to be free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

    Section 6.     Non-Competition.

         (a) For a period of three years after the Effective Time, except as contemplated or permitted under the Merger Agreement, the Amended and Restated Labor Pooling Agreements, the Corporate Opportunity Agreement, the Investors Agreement, dated the date hereof, among the Company and the other parties named therein, the Amended and Restated Employment Agreement, dated as of the Effective Date between Richard Kleinknecht and the Company (the "Richard Kleinknecht Employment Agreement"), or the Amended and Restated Employment Agreement, dated the Effective Date, between Peter Kleinknecht and the Company (the "Peter Kleinknecht Employment Agreement" and, together with the Richard Kleinknecht Employment Agreement, the "Amended and Restated Employment Agreements") each of the Kleinknechts severally agrees, and shall cause each of their respective Affiliates, including, without limitation, KEC-NY and KEC-NJ, to agree, that any such Person shall

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


    not, directly or indirectly, through any Person Controlled by either of the Kleinknechts in any form or manner within any jurisdiction in which the Company or any of its Affiliates are doing business: (i) engage in the Business (as defined herein) for his or their own account or for the account of any other Person, or (ii) become interested in any Person engaged in the Business as a partner, shareholder, member, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that either of the Kleinknechts may own, directly or indirectly, solely as a passive investment, securities of any Person if either of the Kleinknechts or any of their respective Affiliates, as the case may be (1) is not a Person in Control of, or a member of a group that Controls, such Person and (2) does not, directly or indirectly, own 5% or more of any voting class of securities of such Person.

         (b) In perpetuity and on a worldwide basis, except as contemplated or permitted under the Merger Agreement, each of the Kleinknechts severally agrees, and shall cause each of their respective Affiliates including, without limitation, KEC-NY or KEC-NJ to agree, that such Person shall not, directly or indirectly, disclose to any other party, unless required to do so by law or court order, any confidential, non-public or proprietary information relating to the Company or to any Subsidiary or joint venture thereof which information was acquired during the course of such Person's relationship with the Company, except information which (i) becomes known to such Person from a source other than the Company, its directors, officers or employees, which source is not obligated to the Company to keep such information confidential or (ii) becomes generally available to the public through no breach of this Agreement by the Kleinknechts.

         (c) For a period ending on the later to occur of (i) three years after the Effective Time and (ii) the expiration or termination of the Amended and Restated Labor Pooling Agreements, on a worldwide basis, except as contemplated or permitted under the Merger Agreement or the Amended and Restated Labor Pooling Agreements, each of the Kleinknechts severally agrees that, without the prior written consent of the Company, the Kleinknechts, any of their Affiliates or any business or enterprise with which either of the Kleinknechts is associated as an officer, director or controlling shareholder or other investor with the power to direct or cause the direction of the management of such business or enterprise shall not employ or attempt to employ an employee of the Company or any of its subsidiaries or joint ventures (other than, with respect to Richard Kleinknecht, his executive assistant).

         (d) If either of the Kleinknechts breaches, or threatens to commit a breach of, any of the provisions contained in this Section 6, the Company shall have the following rights and remedies with respect to Richard or Peter Kleinknecht, as the case may be, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

              (i) the right and remedy to have the provisions of this Section 6 specifically enforced by any court of competent jurisdiction and Merger Subsidiary shall be entitled to apply for and receive injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach, it being agreed that any breach or threatened breach of the provisions of this Section 6 would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

         (e)  Each of the Kleinknechts agrees that the provisions of this
    Section 6 are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the provisions of this
    Section 6, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall be enforceable.

         (f) If any court determines that the provisions of this Section 6, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Section 6 shall not thereby be affected and shall be given full effect without regard to invalid portions.

    Section 7.     Termination of Certain Agreements.   Effective immediately
prior to the Effective Time and without further action by the parties hereto, each of (a) the Employment Agreement, dated May 9, 1994, between the Company and Peter Kleinknecht, (b) the Employment Agreement, dated May 9, 1994, between the Company and Richard Kleinknecht, (c) Registration Rights Agreement, dated as of May 9, 1994, between the Company, Richard Kleinknecht and Peter Kleinknecht and
(d) all special compensation arrangements for the Kleinknechts (other than those set forth in the Amended and Restated Employment Agreements), in each case shall terminate without any obligation or liability to the Company and shall be of no further force and effect.

    Section 8.     Further Assurances.    From time to time, at the other
party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    Section 9.     Certain Events.    Each Stockholder agrees that this
Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

    Section 10.    Stop Transfer.   Each Stockholder agrees with, and covenants
to, Merger Subsidiary that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

    Section 11. Rule 145 Affiliates. Each Stockholder who is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended, hereby agrees to deliver to Merger Subsidiary, on or prior to the Closing Date (as defined in the Merger Agreement) a written agreement as contemplated by Section 5(o) of the Merger Agreement.

    Section 12. Termination. The obligations of the Stockholders and the irrevocable proxy contained in Section 4(b) of this Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"); provided that the provisions of Sections 2, 3 and 13 and any claim for breach of any representation, warranty, covenant or other agreement under this Agreement shall survive the Effective Time and/or the Termination Date, as applicable.

    Section 13.  Miscellaneous.

         (a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to the Stockholders:       Richard Kleinknecht
                                  15 Banbury Lane
                                  Huntington, NY  11743

    copy to:                      White & Case
                                  1155 Avenue of the Americas
                                  New York, NY  10036
                                  Attn:  Edward F. Rover, Esq.
                                  Telecopier: (212) 354-8113

    If to Merger Subsidiary:      Arizona Acquisition Corp.
                                  c/o Cable Systems Holding LLC
                                  505 North 51st Avenue
                                  Phoenix, Arizona  85043-2701
                                  Attn: President
                                  Telecopier: 602-233-5782
    copy to:                      Citicorp Venture Capital, Ltd.
                                  399 Park Avenue
                                  14th Floor, Zone 4
                                  New York, NY  10043
                                  Attn: Richard M. Cashin, Jr.
                                  Telecopier: 212-888-2940

    and:                          Morgan, Lewis & Bockius LLP
                                  101 Park Avenue
                                  New York, NY  10178
                                  Attn: Philip H. Werner, Esq.
                                  Telecopier: 212-309-6273

    or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (b) At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         (c) The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

         (e) This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

         (f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

         (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         (i) Notwithstanding anything herein to the contrary, no Person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Stockholder's Shares.

         (j) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

         (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

         (l) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS

    CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         (m) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         (n) Each of the Stockholders hereby acknowledges that, for purposes of Title IV of the Employee Retirement Income Security Act of 1974, as amended, IPC and IXNET may become members of a controlled group of corporations that includes Citicorp Venture Capital, Ltd. and its Affiliates.


                           [Signature Page to Follow]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  ARIZONA ACQUISITION CORP.


                                  By:   /s/ Peter A. Woog
                                     ___________________________
                                     Name:  Peter A. Woog
                                     Title: President


                                  STOCKHOLDERS:


                                  /s/ Richard P. Kleinknecht
                                  ______________________________
                                  Richard P. Kleinknecht


                                  /s/ Peter J. Kleinknecht
                                  ______________________________
                                  Peter J. Kleinknecht


                                  KLEINKNECHT 1997 ANNUITY TRUST


                                  By:   /s/ Richard P. Kleinknecht
                                     ___________________________
                                     Name:  Richard P. Kleinknecht
                                     Title: Agent


                                  ERIC KLEINKNECHT
                                    REVOCABLE TRUST


                                  By:   /s/ Richard P. Kleinknecht
                                     ___________________________
                                     Name:  Richard P. Kleinknecht
                                     Title: Agent

                                  MARK KLEINKNECHT
                                    REVOCABLE TRUST


                                  By:   /s/ Richard P. Kleinknecht
                                     ___________________________
                                     Name:  Richard P. Kleinknecht
                                     Title: Agent


                                  LISA KLEINKNECHT
                                    REVOCABLE TRUST


                                  By:   /s/ Richard P. Kleinknecht
                                     ___________________________
                                     Name:  Richard P. Kleinknecht
                                     Title: Agent

                                  /s/ Lisa Kleinknecht
                                  ______________________________
                                  Lisa Kleinknecht


                                  PETER J. KLEINKNECHT 1996
                                    GRANTOR RETAINED
                                    ANNUITY TRUST


                                  By:   /s/ Peter J. Kleinknecht
                                     ___________________________
                                     Name:  Peter J. Kleinknecht
                                     Title:


                                  MAUREEN KLEINKNECHT 1996
                                    GRANTOR RETAINED
                                    ANNUITY TRUST


                                  By:   /s/ Maureen Kleinknecht
                                    ___________________________
                                     Name:  Maureen Kleinknecht
                                     Title:

                                  /s/ Sabrina Kleinknecht
                                  ______________________________
                                  Sabrina Kleinknecht


                                  /s/ Gavin Kleinknecht
                                  ______________________________
                                  Gavin Kleinknecht


                                  /s/ Keir Kleinknecht
                                  ______________________________
                                  Keir Kleinknecht


                                  /s/ Russell G. Kleinknecht
                                  ______________________________
                                  Russell G. Kleinknecht

                                                                     SCHEDULE I

                                EXISTING SHARES

Shareholder                                              No. Of Existing Shares
-----------                                              ----------------------

Richard P. Kleinknecht                                          1,552,273

Peter Kleinknecht                                               2,240,999

Kleinknecht 1997 Annuity Trust                                  1,000,000

Eric Kleinknecht Revocable Trust                                  300,575

Mark Kleinknecht Revocable Trust                                  300,275

Lisa Kleinknecht Revocable Trust                                  300,275

Lisa Kleinknecht                                                      298

Peter J. Kleinknecht 1996 Grantor Retained Annuity Trust          155,637

Maureen Kleinknecht 1996 Grantor Retained Annuity Trust           155,637

Sabrina Kleinknecht                                               300,075

Gavin Kleinknecht                                                 300,075

Keir Kleinknecht                                                  300,075

Russell G. Kleinknecht                                             46,574

                                                                    SCHEDULE II

                                 PLEDGED SHARES

Any and all shares of Existing Shares pledged by the Kleinknechts pursuant to
(a) the Pledge Agreement, dated April 28, 1994, by the Kleinknechts and Citibank, N.A. and National Westminster Bank NJ, (b) the Pledge Agreement, dated October 6, 1995, between the Kleinknechts and The Chase Manhattan Bank (National Association) and (c) the Pledge Agreement, dated April 15, 1996, between Peter J. Kleinknecht and Maureen Kleinknecht and Smith Barney Inc.